Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (hereinafter referred to, along with all attachments, exhibits and schedules as “License Agreement”) dated and effective as of July 10, 2024 (“Effective Date”) is by and between:

Autonomix Medical, Inc., a corporation organized under the laws of the State of Delaware, having a place of business at 21 Waterway Ave., Suite 300, The Woodlands, TX 77380 (“Licensee”)

AND

RF Innovations, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, having an address at 30 Log Bridge Rd., Suite 104, Middleton, MA 01949 (“Licensor”).

Licensee and Licensor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS:

Licensor has represented to Licensee that it owns the Licensed Intellectual Property (defined below).

Licensee desires to obtain a license under the Licensed Intellectual Property from the Licensor.

Licensor is willing to grant such a license to Licensee upon the terms and conditions set forth below.

Therefore, in consideration of the mutual promises contained in this License Agreement, the Parties agree as follows:

1.	DEFINITIONS

a.

“Affiliate” is any entity that directly or indirectly controls, is controlled by, or is under common control with a Party, and for such purpose “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

b.	“APEX Products” is Licensor’s APEX 6 RF Generator and all associated ancillary devices.

c.

“Intellectual Property” means all intellectual property rights of any kind, including rights in, to and concerning (a) patents, patent applications and statutory invention registrations, including divisionals, continuations, continuations-in-part, foreign counterparts, re-issues and re-examinations thereof, (b) Trademarks, (c) published and unpublished works of authorship and copyrights therein, and copyright registrations and applications for registration thereof and all renewals, extensions, restorations and reversions thereof, (d) software, code, data, databases and compilations of information, and (e) confidential and proprietary information, inventions, formulas, processes, developments, technology, research, trade secrets and know-how.

d.

“Licensed Intellectual Property” means all of Licensor’s Intellectual Property used, referenced and/or contained within the APEX Products or otherwise reasonably necessary to operate Licensor’s business as currently conducted.

e.

“Licensed Product” is any instrument or device the manufacture, use or sale of which would, but for the licenses granted under this License Agreement, infringe the Licensed Intellectual Property in the country in which such instrument is made, used or sold. “Licensed Products” shall include but not be limited to the APEX Products.

2.	LICENSE GRANT; SUBLICENSING RIGHTS; COMPLIANCE WITH LAW

a.

Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a perpetual nonexclusive worldwide royalty-free fully paid license to make, have made for, use, have used for, sell, have sold for, offer to sell, import and/or otherwise dispose of Licensed Products; provided however that the license granted in this Section shall not include the right to sell unmodified APEX Products to customers for the treatment of spine pain.

b.

The license granted to Licensee in Section 2(a) shall include the right to grant sublicenses to make, have made for, use, have used for, sell, have sold for, offer to sell, import and/or otherwise dispose of the Licensed Products provided that Licensee obtain the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Licensee may grant sublicenses to make, have made for, use, have used for, sell, have sold for, offer to sell, import and/or otherwise dispose of the Licensed Products without the prior written consent of Licensor to an Affiliate of Licensee or in connection with the acquisition of Licensee or a majority of its assets. Furthermore, Licensee may grant sublicenses to make, have made for, use, have used for, sell, have sold for, offer to sell, import and/or otherwise dispose of any Licensed Products that are clearly distinguishable from the APEX Products without the prior written consent of Licensor.

c.	Each Party shall comply at its own expense with all applicable law governing the manufacturing, distribution, promotion, marketing, training and sale of the Licensed Products.

d.	Licensor shall take all actions reasonably necessary to maintain the Required Approvals (as defined below).

3.	CONSIDERATION

a.	Upon execution of this License Agreement, Licensee shall issue two hundred fifty thousand (250,000) shares of its Common Stock (the “Shares”) to Licensor.

b.

In any thirty (30) day period after the Effective Date, Licensor shall not sell more than ten percent (10%) of the Shares. Licensor shall ensure that any transferee of the Shares shall comply with the restrictions of this Section. The restrictions contained in this Section shall not prevent Licensor (or any transferee of the Shares) from receiving the same treatment for the Shares as other similarly situated shares of Licensee’s Common Stock in any acquisition of Licensee

4.	TERMINATION

a.	Licensor shall have the right to terminate this Agreement and the license granted hereunder upon the happening of either of the following events:

i.	Licensee’s breach of any representation, warranty or covenant contained in this Agreement and failure to cure such breach within thirty (30) days of receiving notice of such breach.

ii.

Licensee files any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property or be adjudicated a bankrupt or an insolvent.

b.	Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination.

c.	The provisions of Sections 7 and 8 shall survive termination of this Agreement for any reason.

5.	ENFORCEMENT

a.

In the event that either Party becomes aware of an infringement in the United States on a greater than de minimis basis by a third party of the Licensed Intellectual Property hereunder, such Party shall notify the other in writing to that effect.

b.

Licensee shall have the first right, but not the obligation, at is sole expense and with counsel of its own choice, to enforce the Licensed Intellectual Property against any infringer. Licensor shall sign all necessary papers and do all reasonable things necessary to facilitate the prosecution of such infringement suits, including being joined as a party to the proceeding.

c.	Any recovery of damages by Licensee for any such suit shall be allocated between the Parties in accordance with their respective contribution of expenses and legal fees relating to the suit.

6.	REPRESENTATIONS AND WARRANTIES

a.	Each Party represents and warrants to the other that:

i.	it has the power to execute, deliver and perform the terms and conditions of the License Agreement and has taken all necessary action to authorize the executive, delivery and performance hereof;

ii.

the execution, delivery or performance of this License Agreement will not constitute a violation of, be in conflict with, or result in, a breach of any agreement or contract to which it is a Party to or which it is bound;

iii.	this License Agreement constitutes the legal, valid and binding agreement of such Party enforceable in accordance with its terms; and

iv.

in complying with the terms and conditions of this License Agreement and carrying out any obligations hereunder, it will comply with all applicable laws, regulations, ordinances, statues, decrees or proclamations of all governmental authorities having jurisdiction over such Party.

b.	Licensor expressly warrants and represents that, as of the Effective Date:

i.	it owns all right, title, and interest in and to the Licensed Intellectual Property free and clear of all encumbrances;

ii.	there are no patents or patent applications, owned by a third party, which would be infringed by the manufacture, use or sale of the APEX Products;

iii.

none of the Licensed Intellectual Property is involved in any pending or, to the knowledge of Licensor, threatened litigation, arbitration, administrative or other proceedings, or governmental investigation other than ordinary pre-grant patent application prosecution proceedings;

iv.	it has the right to grant the licenses granted herein;

v.

it has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities, or third party employers, whether written, oral or implied, which would conflict with the licenses granted herein;

vi.

it has all authorizations and/or approvals from the applicable governmental authorities that are required to manufacture, promote and/or sell the APEX Products in the United States (the “Required Approvals”);

vii.

it has not received any information regarding, nor has knowledge of, any facts or circumstances that furnish any reasonable basis for any Form FDA-483 inspectional observations, untitled letter, notice of violation letter, warning letter, or similar communication from any governmental authority relating to the APEX Products;

viii.

no seizure, denial, withdrawal, recall, detention, field notification, field correction, termination or suspension of manufacturing or marketing, import alert, or safety alert relating to any of the APEX Products that are incorporated into any finished medical device manufactured and distributed by a third party, has been initiated, proposed, requested, or threatened and Licensor has not received any information regarding, nor has knowledge of, any facts or circumstances reasonably likely to cause any such action;

ix.

each filing, submission, or other communication to any governmental authority made by Licensor, and any information provided by Licensor to a third party for incorporation into the third party’s filing, submission or other communication to any governmental authority, was correct and complete as of the date made; and

x.

Licensor has made available to Buyer correct and complete copies of all written information, including all existing written summaries of oral information in the possession or control of Licensor or of which it is aware concerning the safety, efficacy, or side effects of the APEX Products (including that associated with or derived from any preclinical or clinical use, studies (including pre-market and post-market studies), investigations, or tests of the APEX Products that have been submitted to any governmental authority, conducted by or at the request of Licensor, or regarding which Licensor has knowledge).

c.	In connection with the issuance of the Shares, Licensor represents to Licensee as follows:

i.

Licensor understands that Licensee’s issuance of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because Licensee believes, relying in part on Licensor’s representations in this License Agreement, that an exemption from such registration requirement is available for such issuance. Licensor understands that the availability of this exemption depends upon the representations Licensor is making to Licensee in this License Agreement being true and correct.

ii.

Licensor is sufficiently aware of Licensee’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Licensor has had an opportunity to discuss the plans, operations and financial condition of Licensee with its officers, directors or controlling persons, and have received all information Licensor deems appropriate for assessing the risk of an investment in the Shares.

iii.

Licensor understands that the Shares are “restricted securities” in that Licensee’s issuance of the Shares has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Licensor also understands and agrees that:

1)

Licensor must hold the shares indefinitely, unless any subsequent proposed resale is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

2)	Licensee is under no obligation to register any subsequent proposed resale of the Shares; and

3)

the certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer (x) is registered or such registration is not required in the opinion of counsel for Licensee and (y) complies with the restrictions on resale set forth in Section 5.02.

iv.

Licensor is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the Shares acquired from an issuer in a non-public offering. Licensor understand that its ability to sell the Shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about Licensee; (ii) the resale occurring more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if Licensor is an affiliate of Licensee (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

v.

Licensor understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) written notice to Licensee containing detailed information regarding the proposed sale, (ii) Licensor’s providing an opinion of counsel to the effect that such sale will not require registration, and (iii) Licensee notifying Licensor in writing that its counsel concurs in such opinion. Licensor understand that neither Licensee nor its counsel is obligated to provide any such opinion. Licensor understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

d.

LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE LICENSED INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCTS, AND HEREBY DISCLAIMS THE SAME.

7.	INDEMNIFICATION AND LIMITATION OF LIABILITY

a.

Licensor shall be liable to Licensee for and shall defend, indemnify and hold Licensee (and its directors, officers, employees and agents, and their respective successors, heirs and assigns) harmless against any liability, damages or loss, other than loss of potential sales, recoveries or expenses (“Loss”) resulting from any third party claims, suits, proceedings, or demands against them arising out of, based on, or caused by:

i.	the fraud, gross negligence or intentional wrongdoing of Licensor;

ii.	breach by Licensor of any of its representations, warranties or covenants made herein;

iii.	the manufacture, use, sale, offer for sale or any other disposal of Licensed Products by Licensor or any of its affiliates or licensees other than Licensee; or

iv.	any alleged or actual claim that any of the Licensed Intellectual Property infringes any Intellectual Property of any person.

b.

Licensee shall be liable for and shall defend, indemnify and hold Licensor, its directors, officers, employees, and agents, and their respective successors, heirs and assigns harmless against any Loss~~,~~ resulting from any claims, suits, proceedings, or demands against them arising out of, based on caused by:

i.	the fraud, gross negligence or intentional wrongdoing the Licensee and its Affiliates under this License Agreement; or

ii.	breach by Licensee of any of its representations, warranties or covenants made herein; or

iii.

the manufacture, use, modification, sublicense, sale, offer for sale or any other disposal of the Licensed Intellectual Property or Licensed Products by Licensee or any of its affiliates or sublicensees; or

iv.	any alleged or actual claim that any modification of the Licensed Intellectual Property infringes any Intellectual Property of any person.

c.

The indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the applicable indemnified party to defend against any actions brought or filed against any party indemnified hereunder as a result with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

d.	Any Sublicensee shall indemnify, hold harmless and defend Licensor under the same terms as set forth above.

e.

Each indemnified Party agrees to give the indemnifying Party prompt written notice of any matter upon which such indemnified Party intends to base a claim for indemnification (an “Indemnity Claim”) under this Section 7. The indemnifying Party shall have the right to participate jointly with the indemnified Party in the indemnified Party's defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in the indemnified Party's becoming subject to injunctive or other equitable relief or otherwise materially adversely affect the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate; provided that the indemnifying Party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall obtain the written release of the indemnified Party from the Indemnity Claim. The indemnifying Party shall obtain the written consent of the indemnified Party prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or the business of the indemnified Party would be adversely affected in any manner.

f.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ARISING OUT OF THIS LICENSE AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION LOST PROFITS, REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE OR IF SUCH LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR EITHER PARTY’S RIGHT TO RECOVERY FOR BREACH OF THE OTHER PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 OR FOR FRAUD, GROSS NEGLIGENCE OR INTENTIONAL WRONGDOING.

g.	This Section 7 shall survive expiration or termination of this Agreement

8.	CONFIDENTIAL INFORMATION DISCLOSURE

a.	During the Term, it may be necessary for the Parties to disclose to each other certain information which the disclosing Party considers to be confidential and proprietary ("Information").

b.

The Parties will use their reasonable efforts to maintain Information received from the other in confidence and neither disclose same to any third party, nor use same for any purpose except for exercising its rights or fulfilling its obligations under this License Agreement. Information received by Licensee may be disclosed or revealed for such purposes to employees of Licensee’s or employees of Licensee’s Affiliates under which such employees are required to keep confidential the proprietary Information of Licensee, or to Licensee’s consultants, advisors, and acquirers under a similar obligation of confidentiality. The obligations of this Section 8 shall continue during the term of this License Agreement and for five (5) years thereafter.

c.	Neither Party shall be obligated to maintain in confidence Information, or any obvious and allowable modification thereof, which falls within one of the following exceptions:

i.	was known to the receiving Party prior to being received from the disclosing Party;

ii.	is or, without the fault of the receiving Party, becomes publicly known;

iii.	was received by either Party from a third party without an obligation of confidence and having a right to disclose the same;

iv.	is developed by the receiving Party independent of any use of or reference to Information of the disclosing Party, as evidenced by written records; or

v.

is required to comply with a court or administrative subpoena or order, provided the receiving Party first uses reasonable effort to obtain an order preserving the confidentiality of the Information and provided that the receiving Party gives the other timely notice of the contemplated disclosure to provide the disclosing Party the opportunity to intervene to preserve the confidentiality of the Information. Information subject to this clause v shall remain subject to the obligations set forth in this Section 8 for all purposes other than such required disclosure.

d.

Only Information disclosed in writing and indicated to be confidential, or if disclosed orally or in other non-written form and summarized in writing and indicated to be confidential and transmitted to the other Party within thirty (30) days of such non-written disclosure, or that is otherwise reasonably obvious as “confidential” or “proprietary” due to the nature of the information and the manner of disclosure, shall be subject to the confidentiality, non- use and non-disclosure obligations set forth in this Section 8.

e.

All written documents containing Information and other confidential material in tangible form received by either Party under this License Agreement shall remain the property of the originating Party, and all such documents together with any copies or excerpts thereof and any such other material shall be promptly returned to the originating Party upon request, except for a record copy to be retained for archival purposes.

9.	MISCELLANEOUS

a.

Subject to the terms and conditions of this License Agreement, all business decisions with respect to the Licensed Products, including without limitation the design, manufacture, sale, price and promotion of the Licensed Product, shall be within the sole discretion of Licensee.

b.

Licensee shall cause all Licensed Products sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Licensee shall similarly cause all Licensed Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practice of such country.

c.

All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after sent by registered or certified mail, postage prepaid, or when receipt is confirmed if by, facsimile or other telegraphic means:

i.	In the case of Licensor:

RF Innovations, Inc. 30 Log Bridge Rd., Suite 104 Middleton, MA 01949 Attention: Matthew Nekoroski

ii.	In the case of Licensee:

Autonomix Medical, Inc. 21 Waterway Ave. Suite 300 The Woodlands, TX 77380 Attention: Brad Hauser

iii.	Such addresses may be altered by written notice given in accordance with this Section.

d.

Licensee may assign this License Agreement or any rights and obligations contemplated herein to an Affiliate of Licensee or to a company acquiring substantially all of the assets of Licensee to which this License Agreement relates without the consent of Licensor. Any such assignment shall be subject to the terms of this License Agreement. In all other instances, neither Party shall assign this License Agreement, any portion thereof nor any rights granted hereunder without the prior written consent of the other Party. Subject to the foregoing, this License Agreement shall bind and inure to the benefit of the respective Parties hereto and their successors and assigns.

e.

This License Agreement constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein, and supersedes all prior oral or written promises, representations, conditions, provisions or terms related thereto.

f.

This License Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. All actions arising out of or relating to this License Agreement shall be heard and determined exclusively in any Delaware federal court; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined primarily in any state court sitting in the State of Delaware.

g.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LICENSE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LICENSE AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LICENSE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS LICENSE AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

h.

This License Agreement may be executed in any number of counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one License Agreement. Delivery of an executed counterpart of a signature page of this License Agreement by facsimile will be effective as delivery of a manually executed counterpart of this License Agreement.

[Signature Page Follows]

This License Agreement is signed on the dates set forth below by duly authorized representatives of Licensee and the Licensor, respectively.

RF INNOVATIONS, INC.

By:	/s/ Matthew Nekoroski
Name:	Matthew Nekoroski
Title:	CEO

AUTONOMIX MEDICAL, INC.

By:	/s/ Brad Hauser
Name:	Brad Hauser
Title:	CEO